Exhibit 10.2

RESEARCH COLLABORATION AGREEMENT

This Research Collaboration Agreement (“Agreement”) is made as of May 23, 2005 (the “Effective Date”), by and between The Burnham Institute, a California 501(c)(3) corporation with offices at 10901 North Torrey Pines Road, La Jolla, CA 92037 (hereinafter, “INSTITUTE”), and Advanced Cell Technology, Inc., a Nevada corporation doing business at 11100 Santa Monica Boulevard, Suite 850, Los Angeles, CA 90025 (“ACT”) and Advanced Cell, Inc., a Delaware corporation doing business at 381 Plantation Street, Worcester, MA 01605 (“Advanced Cell”) (ACT and Advanced Cell hereinafter referred to collectively as “COLLABORATOR”).  INSTITUTE or COLLABORATOR may each be referred to herein singularly as a “Party” or collectively as “Parties” to this Agreement.

WHEREAS, INSTITUTE and COLLABORATOR are engaged in the field of stem cell research;

WHEREAS, the Research Project (as defined herein) is of mutual interest and benefit to INSTITUTE and COLLABORATOR and may further the research mission of INSTITUTE in a manner consistent with its status as a non-profit, tax exempt research institution;

WHEREAS, INSTITUTE intends to conduct the study “Mapping Stem Cell-Specific Differentiation Markers” in cooperation with COLLABORATOR;

WHEREAS, COLLABORATOR wishes to be involved in the Research Project,  has biological and other research materials described herein and has associated know-how and documentation, which may be useful in the Research Project;

WHEREAS, INSTITUTE has developed biological and other research materials described herein, and has associated know-how and documentation which may be useful in the Research Project;

WHEREAS, Dr. Erkki Ruoslahti will coordinate the Research Project for the INSTITUTE, and David Larocca is designated to coordinate all interests of COLLABORATOR in the Research Project;

WHEREAS, INSTITUTE and David Larocca previously entered into that certain “Confidentiality, Trade Secret and Invention Agreement” (Facility User) dated June 2 , 2005 (the “Facility User Agreement”); and

WHEREAS, COLLABORATOR and INSTITUTE are willing to conduct the Research Project in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, the Parties agree as follows:

1.                                       RESEARCH COLLABORATION

1.1                                 The Agreement, Statements of Work and Research Projects.  COLLABORATOR and INSTITUTE desire to undertake collaborative research activities in the field of Mapping Stem Cell-Specific Differentiation Markers as described in the Statement of Work attached hereto as Attachment A, which is incorporated herein by reference, or in such other Statements of Work as may be mutually agreed upon by the parties (the research or other activities described in the Statements of Work are referred to herein as the “Research Project”).  The Statements of Work, each of which shall specifically refer to this Agreement and be signed by the duly authorized representatives of the parties, shall at a minimum include a description of the Research Project, INSTITUTE Materials or COLLABORATOR Materials, as applicable (as defined below) to be used in connection with the Research Project, the time for performing and completing the Research Project, and the respective contributions of COLLABORATOR and INSTITUTE to the Research Project.  If there is any difference between the terms and conditions of any Statement of Work and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.  The Research Project, as described in the Statements of Work shall not exceed the scope of work set forth on the applicable Statement of Work, provided that the INSTITUTE Principal Investigator (identified below) and the COLLABORATOR Principal Investigator (identified below) may agree to modifications of the Statement of Work that do not alter its scope, as they believe appropriate.  Any significant changes to a Statement of Work must be in writing and must be approved by COLLABORATOR and INSTITUTE.

1.2                                 Principal Investigators. The Research Project shall be conducted under the guidance of the INSTITUTE Principal Investigator, Dr. Erkki Ruoslahti, and the COLLABORATOR Principal Investigator, Dr. David Larocca.

1.3                                 Performance of Research Project.  Unless otherwise agreed in a Statement of Work, the Research Project, as described in the applicable Statement of Work, shall be conducted at and coordinated from the facilities of INSTITUTE, including from the lab and office space leased by COLLABORATOR as contemplated in Section 3 of this Agreement, under the supervision and direction of the Principal Investigators.  The parties agree that any work conducted in connection with the Research Project shall be performed by personnel (whether as employees, independent contractors, etc. of the parties) who are required to assign to COLLABORATOR or INSTITUTE, as applicable, all right, title and interest in and to any Research Results and/or Joint Patent Rights.  INSTITUTE shall be responsible for the overall administrative management of the Research Project.  The COLLABORATOR Principal Investigator and the INSTITUTE Principal Investigator, shall communicate on a regular basis both in person, by telephone, or by written (electronic or otherwise) communication, regarding the performance of the Research Project The parties agree that they will use reasonable commercial efforts to complete the Research Project within the period of time described in the applicable Statement of Work; however, neither COLLABORATOR nor INSTITUTE makes any warranties regarding the completion of the Research Project or the achievement of any particular results.

1.4                                 Access and Information

The INSTITUTE and the COLLABORATOR shall each provide the other on an ongoing basis with such access to its facilities and research results as may be reasonably necessary to enable them to review and evaluate the progress of the Research Project.  Such access shall be at times mutually agreeable to both Parties.  Facilities access to INSTITUTE facilities by COLLABORATOR representatives other than COLLABORATOR Principal Investigator shall be limited to only the lab and office space contemplated in Section 3 herein.

1.5                                 Reports.  The parties shall cooperate in preparing written reports (each, a “Report” or collectively, the “Reports”) for the Research Project, which Reports shall be completed within thirty (30) days after the end of the Research Project.  The Reports shall include all research results, including reference to laboratory notebooks, containing pertinent data, maintained in accordance with customary practice and issues related to the conduct of the Research Project.  Each party shall be entitled to retain copies of the Reports.

1.6                                 Ownership of Equipment.  Upon termination or expiration of this Agreement, INSTITUTE shall retain title to all equipment purchased or fabricated by INSTITUTE for use in connection with the Research Project, and COLLABORATOR shall retain title to all equipment purchased or fabricated by COLLABORATOR for use in connection with the Research Project.

1.7                                 Compliance with Law.  The parties agree that all studies, research, and testing done under this Agreement shall be performed in strict compliance with all applicable laws, rules and regulations governing the conduct of studies, research and testing at the site where such studies, research and testing are being conducted.

1.8                                 Acknowledgment of Risks Associated with Research Project.  COLLABORATOR and INSTITUTE acknowledge, understand and agree that the subject of the Research Project is experimental, that its characteristics and functionality are not fully understood, and that there may be substantial risks associated with the unknown properties of the products of the Research Project or any other associated materials.

1.9                                 Third Party Rights.  The Parties agree that they shall not use, or acquire for use, any third party materials or funds, directly or indirectly, in the Research Project, if the use of such materials or funds would provide such third party with any rights to the Research Project results without consultation with and written agreement from the other Party.

2.                                       COLLABORATION MATERIALS.  Biological and other research materials, as defined herein, may be transferred between INSTITUTE and COLLABORATOR in connection with the Research Project.  COLLABORATOR agrees to provide INSTITUTE with biological and other research materials, including the materials described in Attachment B to this Agreement (“COLLABORATOR Material”), and INSTITUTE agrees to provide COLLABORATOR with biological and other research materials, including the materials described in Attachment B to this Agreement (“INSTITUTE Material”), subject to the agreement of the Parties to the following terms and conditions:

(a)                                  The COLLABORATOR Material, including any and all unmodified descendents and derivatives of the COLLABORATOR Material, is the property of COLLABORATOR.

(b)                                 The COLLABORATOR Material represents a significant investment on the part of, and is proprietary to, COLLABORATOR.  The INSTITUTE will not attempt to obtain a patent claiming the COLLABORATOR Material.

(c)                                  The INSTITUTE Material, including any and all unmodified descendents and derivatives of the INSTITUTE Material, is the property of INSTITUTE.

(d)                                 The INSTITUTE Material represents a significant investment on the part of, and is proprietary to, INSTITUTE.  COLLABORATOR will not attempt to obtain a patent claiming the INSTITUTE Material.

(e)                                  Except for the provision of materials between Parties in carrying out the Research Project, neither Party will transfer any “Material” (which term shall include INSTITUTE Material and COLLABORATOR Material) of the other Party to (i) any person who is not under direct supervision of the Party receiving the Material, nor (ii) any third party without first securing the advance written permission of the Party that owns the Material.  Each Party will ensure that all persons it authorizes to use the Material of the other Party as set forth in this Agreement are aware of, and agree to abide by all of the terms and conditions of, this Agreement.

(f)                                    Any uses by a Party of the other Party’s Material other than in connection with the Research Project are expressly prohibited.  In no event will either Party attempt to reverse engineer, deconstruct or in any way determine the structure or composition of the other Party’s Materials provided hereunder.  Each Party expressly agrees that the provision of the other Party’s Material will not be construed as a grant of any right or license to make, use, sell, transfer, offer for sale or import such Material except as set forth herein.

(g)                                 Materials transferred under this Agreement are provided for use in animals or in vitro only and shall not be used in humans.

(h)                                 No rights are granted to either Party under any patents, patent applications, trade secrets or other proprietary rights of another Party other than the right to use the COLLABORATOR Material or the INSTITUTE Material in the Research Project, except as provided in the terms of this Agreement.

(i)                                     All Material provided pursuant to the Research Project will remain the property of the providing Party, and will be used solely for the purposes of the Research Project.  Upon termination of this Agreement, the unused portions of such Material will be returned to the providing Party or will be disposed of as directed by the providing Party in writing.

3.                                       RESEARCH FUNDING, LEASE.

3.1                                 Each Party shall pay its own expenses for work performed in the Research Project, provided that COLLABORATOR agrees to the expenditures for the Research Project identified in the budget attached to this Agreement as Attachment C, including monthly reimbursement to the INSTITUTE for fifty percent (50%) of the salary and employee benefits for the INSTITUTE employee assigned to the Research Project.  The first monthly reimbursement of two thousand three hundred twenty-five dollars ($2,325.00) per Attachment C is due within five (5) days of execution of this Agreement, and each subsequent payment shall be made on the first day of each month thereafter.  Payments should be sent with the payments due under Paragraph 3.3 below to the INSTITUTE contact listed in Paragraph 9.11 herein.

3.2                                 COLLABORATOR, at its expense, may utilize INSTITUTE’S Shared Resources as listed and priced in Attachment D to perform the Research Project.  Prices are subject to change without notice.

3.3                                 COLLABORATOR’s use of general lab supplies during the Project Period will be charged at a fixed rate of two thousand dollars ($2,000.00) per month for each full time equivalent as provided in Attachment C.  The first monthly payment of four thousand dollars ($4,000.00) is due within five (5) days of execution of this Agreement, and each subsequent payment shall be made on the first day of each month thereafter.  Payments should be sent to the INSTITUTE contact listed in Paragraph 9.11 herein.

3.4                                 Project specific supplies will be purchased directly by the COLLABORATOR.

3.5                                 COLLABORATOR will lease lab and office space from the INSTITUTE per the Lease Agreement of even date herewith attached as Attachment E.

4.                                       PROJECT PERIOD.  The Research Project will commence on the Effective Date and will continue for a period of one (1) year, unless extended by agreement of the Parties in writing or sooner terminated as hereinafter provided.

5.                                       CONFIDENTIALITY.  Subject to Section 6, any confidential information exchanged by the Parties in order to conduct the Research Project will be disclosed in writing and clearly marked “Confidential” at the time of disclosure to the receiving Party, or if orally disclosed, reduced to writing within thirty (30) days after disclosure by the disclosing Party and identified as confidential.  In addition, disclosures of Results and Inventions (as defined in Section 7 below) and Reports (as defined in Paragraph 1.5) shall be treated as Confidential Information, subject to this Section 5.  In order to avoid disclosure of Confidential Information, the Parties agree that for a period of five (5) years from the date of disclosure, they will treat any Confidential Information from the other Party with the same degree of care that they employ with respect to their own information, which they do not desire to have published or disseminated.  Confidential Information shall only be disclosed to the INSTITUTE Principal Investigator or COLLABORATOR Representative, who will have the right to refuse or accept any such information and the responsibility to control its distribution to his/her laboratory personnel participating in the Research Project.  It is understood that neither Party will be liable for any unauthorized disclosure unless they fail to safeguard the Confidential Information with such care; however, neither Party will have any obligation with respect to Confidential Information which:

(a)                                  is publicly available prior to the date of this Agreement or becomes publicly available thereafter through no wrongful act of the receiving Party;

(b)                                 was known to the receiving Party prior to the date of disclosure or becomes known to the receiving Party thereafter from a third party having an apparent bona fide right to disclose the information;

(c)                                  is disclosed by the receiving Party with the disclosing Party’s prior written approval;

(d)                                 is disclosed by the disclosing Party without restriction on further disclosure;

(e)                                  is independently developed by the receiving Party without use of the Confidential Information provided hereunder;

(f)                                    the receiving Party is obligated to produce pursuant to an order of a court of competent jurisdiction or a valid administrative or Congressional subpoena, provided that the receiving Party (a) promptly notifies the disclosing Party and (b) cooperates reasonably with the disclosing Party’s efforts to contest or limit the scope of such order and (c) takes all necessary steps to protect the confidentiality of the Confidential Information including without limitation filing any documents with the court under seal.

6.                                       PUBLICATION.  It is anticipated the results of the Research Project will be jointly published, however each Party may publish, or otherwise publicly disclose the results of their own information and data generated from the conduct of the Research Project, provided however that in all oral presentations or written publications concerning the Research Project, the disclosing or publishing Party agrees that no such publication or disclosure will include any of the other Party’s Confidential Information without such Party’s prior written approval.  If a proposed publication or other form of public disclosure is not a joint publication, the disclosing or publishing Party shall provide a copy of the proposed publication to the non-disclosing Party at least thirty (30) days prior to submission thereof for publication, in order to allow the non-disclosing Party an opportunity to identify information or intellectual property that should be protected by the filing of a patent application before public disclosure.  The disclosing Party agrees to delay any submission for up to an additional thirty (30) days for the purpose of permitting the other Party to prepare and file appropriate applications. In accordance with scientific custom, a Party’s provision of its Material will be noted in all written or oral public disclosures concerning the Research Project, as is appropriate.

7.                                       RESEARCH PROJECT RESULTS, INTELLECTUAL PROPERTY.

7.1                                 Research Results.  Each Party will keep complete and accurate records of its work on the Research Project and keep the other Party informed of research results obtained from its work on the Research Project.  Information shared in accordance with this Section shall be treated as confidential by the receiving Party (even if it is not identified as confidential by the disclosing Party) and shall be handled by the receiving Party in accordance with the procedures set forth in Section 5 (Confidentiality) until published or otherwise disclosed publicly in accordance with Section 6 (Publication).

7.2                                 Right to use for Internal Purposes.  Each Party shall have the unrestricted, royalty-free right, during and following the term of this Agreement, to use for its own internal research purposes all research results resulting from the Research Project subject to the obligations of confidentiality in Section 5 and publication review in Section 6.

7.3                                 Inventions and Patent Rights.  An “Invention” means any novel discovery conceived and/or reduced to practice during the conduct and as a result of the Research Project that may be claimed in a patent application.  “Patent Rights” shall mean all right, title and interest in, to and under patent applications claiming Inventions, including divisions, continuations or continuations-in-part (but only to the extent such continuations-in-part are adequately supported in the parent application) thereof; any corresponding foreign applications thereof; and any U.S. or foreign patents issued therein or reissues, reexaminations or extensions thereof, assigned by inventors of Inventions to their respective institutions.

7.4                                 Inventorship of Inventions.  Inventorship of any Inventions will be determined in accordance with U.S. Patent Law standards for determining inventorship.  Disputes involving inventorship will be resolved by a mutually acceptable third party patent attorney.  The costs for the third party patent attorney in resolving such disputes will be shared equally by the Parties.

7.5                                 Assignment and Ownership of Inventions.  Each Party represents, warrants and covenants that each of its employees or agents involved in the Research Project shall be obligated to assign, and shall assign, all rights in any Inventions, including Patent Rights, developed during or as a result of the Research Project to such Party.  The Parties agree that, subject to paragraph 7.6 and any rights of the U.S. Government in any Invention, (a) in the case of Inventions developed solely by the employees or agents of a particular Party (“Sole Invention”), such Inventions shall be owned by such Party, and (b) in the case of Inventions developed jointly by employees or agents of both Parties, including employees or agents employed or engaged by both Parties (such as an INSTITUTE employee partially supported by COLLABORATOR), such invention shall be jointly owned by both Parties (“Joint Invention”) and the Parties shall jointly own all right, title and interest in Joint Inventions.  Each Party shall notify the other in writing within thirty (30) days after a disclosure of an Invention is received by, in the case of INSTITUTE, the Intellectual Property Department, and in the case of COLLABORATOR, its General Counsel and Director of Intellectual Property.

7.6                                 Patent Protection.

(a)                                  INSTITUTE Sole Inventions.  In the case of INSTITUTE Sole Inventions, INSTITUTE shall prepare and file appropriate patent applications covering INSTITUTE Sole Inventions at its sole discretion and expense.  If, however, INSTITUTE chooses not to file a patent application for its Sole Invention, INSTITUTE shall notify COLLABORATOR to determine if COLLABORATOR wishes to have a patent application filed at its expense and, if so, will consult with COLLABORATOR in the preparation of such patent application.  If COLLABORATOR does not agree in writing to support a patent application within sixty (60) days after all relevant information regarding an INSTITUTE Sole Invention has been provided to COLLABORATOR, COLLABORATOR shall have no further rights in that patent application.

(b)                                 Joint Inventions.  Unless COLLABORATOR elects not to file and fund a patent application for a Joint Invention, both Parties shall be responsible for filing the patent application and shall consult each other in the selection of an appropriate patent attorney and in preparation of the patent application.  COLLABORATOR shall be responsible for all expenses incurred for the patent filing, prosecution and maintenance for Joint Inventions, and in the event COLLABORATOR elects not to file and fund a patent application for a Joint

Invention, COLLABORATOR will not receive an option to license the INSTITUTE ownership portion of the Joint Invention in accordance with 7.7 below.

7.7                                 Option to License INSTITUTE Sole or Joint Inventions.

(a)                                  Option to License.  The INSTITUTE hereby grants to COLLABORATOR, an option, exercisable for the term hereof and ninety (90) days thereafter, to negotiate a license to INSTITUTE Sole Inventions and the INSTITUTE ownership portion of Joint Inventions resulting from the Research Project. COLLABORATOR must exercise its option under this paragraph by providing to the INSTITUTE, within the sixty (60) day period immediately following the disclosure of the Invention to COLLABORATOR (“Option Period”), written notice of its desire to negotiate a mutually acceptable license agreement in connection with such INSTITUTE Sole Invention or Joint Inventions and any patents issuing thereunder (such Invention shall then be termed an “Elected Invention”).  Such license shall include payment of all costs associated with evaluating, prosecuting or maintaining patent rights, license fees, maintenance fees, milestone payments, sublicensing terms, and a reasonable royalty on the net sales of a product which results from or includes any Elected Invention.  If COLLABORATOR exercises the option within or before the Option Period, then the Parties shall negotiate in good faith for up to three (3) months after the exercise of the option (“Negotiation Period”) with the objective of entering into a license prior to the end of the Negotiation Period.  The Negotiation Period may be extended by mutual written agreement of INSTITUTE and COLLABORATOR.

(b)                                 In the event COLLABORATOR fails to exercise its option by the end of the Option Period:

(i)                                     In the case of INSTITUTE Sole Inventions, the INSTITUTE shall be free to license such Inventions to others with no further obligation to COLLABORATOR; or

(ii)                                  In the case of Joint Inventions, then each Party shall have the right to use the Joint Invention for any purpose and license its use to others without any obligation to the other Party.

(c)                                  For Elected Inventions:

(i)                                     In the case of INSTITUTE Sole Inventions, if INSTITUTE and COLLABORATOR are unable to agree on the terms of a license within the Negotiation Period, then INSTITUTE shall be free to license such Invention to others with no further obligation to COLLABORATOR; or

(ii)                                  In the case of Joint Inventions, if the Parties are unable to agree on the terms of a license for INSTITUTE’s rights to a Joint Invention within the Negotiation Period, then each Party shall have the right to use the Joint Invention for any purpose and to license its use to others without any obligation to the other Party.  However, the Parties may agree to a joint licensing approach for such Joint Inventions.

8.                                       INDEMNITY AND WARRANTY DISCLAIMER.

8.1

(a)                                  COLLABORATOR shall indemnify, defend and hold harmless the INSTITUTE, its board members, officers, agents, servants, and employees, including the Principal Investigator (the “COLLABORATOR’s Indemnitees”) from and against any and all liability, loss, damage, claims, costs, actions, and suits, including costs, expenses, and attorneys fees, arising out of, resulting from, or directly or indirectly relating to, any claims, suits, actions, demands or judgments arising out of COLLABORATOR’s performance under this Agreement, to the extent such liability, loss, damage or expense is not attributable to the negligent act or omission or reckless conduct or willful misconduct of COLLABORATOR’s Indemnitees.

(b)                                 The INSTITUTE shall indemnify, defend and hold harmless COLLABORATOR, its board members, officers, agents, servants and employees (the “INSTITUTE’s Indemnitees”) from and against any and all liability, loss, damage, claims, costs, actions and suits, including costs, expenses, and attorneys fees, arising out of, resulting from, or directly or indirectly relating to, any claims, suits, actions, demands or judgments arising out of the INSTITUTE’s performance, respectively, under this Agreement, to the extent such liability, loss, damage or expense is not attributable to the negligent act or omission or reckless conduct or willful misconduct of the INSTITUTE’s Indemnitees.

8.2                                 NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, ORIGINALITY, OR ACCURACY OF THE RESEARCH OR ANY INVENTIONS OR MATERIALS, WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE MATERIALS PROVIDED HEREUNDER, THE RESEARCH OR ANY SUCH INVENTIONS OR OTHER MATERIALS.  NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY, CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES RESULTING FROM THE USE OF THE MATERIALS PROVIDED HEREUNDER, THE RESEARCH OR ANY SUCH INVENTIONS OR OTHER MATERIALS.  NEITHER PARTY MAKES ANY REPRESENTATIONS THAT THE MATERIALS PROVIDED OR DEVELOPED UNDER THIS AGREEMENT OR ANY INVENTION WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF THIRD PARTIES.

9.                                       MISCELLANEOUS PROVISIONS.

9.1                                 Compliance with Laws.  Nothing contained in this Agreement shall require or permit INSTITUTE or COLLABORATOR to do any act inconsistent with the requirements of any United States or foreign law, regulation or executive order as the same may be in effect from time to time.

9.2                                 Assignment.  Neither Party may assign, transfer or encumber this Agreement, in whole or in part, without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

9.3                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties hereto.

9.4                                 Independent Contractors.  The relationship between INSTITUTE and COLLABORATOR is that of independent contractors.  INSTITUTE and COLLABORATOR are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties.  Neither Party shall have the power to bind or obligate the other Party in any manner other than as is expressly set forth in this Agreement.

9.5                                 Dispute Resolution.

(a)                                  Mediation.  The Parties agree to first submit any controversy or claim arising out of or relating to this Agreement, or the breach thereof, to non-binding mediation in San Diego by a mediator to be selected by the Parties from among the San Diego American Arbitration Association (“AAA”) mediation or commercial arbitration panelists.  The first preference in the selection of a mediator shall be a retired judge.

(b)                                 Arbitration. Any controversy or claim not resolved by mediation, arising out of or relating to this Agreement, or the breach thereof, or any rights or materials licensed hereunder, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA, and the procedures set forth below.  In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control.  Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

(i)                                     Location.  The location of the mediation and arbitration shall be in the County of San Diego, California.

(ii)                                  Selection of Arbitrators.  The arbitration shall be conducted by a neutral arbitrator who is independent and disinterested with respect to the Parties, this Agreement, and the outcome of the arbitration.  If the Parties are unable to agree to an arbitrator, the arbitrator shall be appointed by AAA from among the San Diego AAA commercial arbitration panelists.  The first preference in the selection of an arbitrator shall be a retired judge.

(iii)                               Case Management.  Prompt resolution of any dispute is important to both Parties and the Parties agree that the arbitration of any dispute shall be conducted expeditiously.  The arbitrator is instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

(iv)                              Remedies.  The arbitrator may grant any legal or equitable remedy or relief that the arbitrator deems just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that such remedy or relief is consistent with the remedies and limitations set forth in this Agreement.

(v)                                 Expenses.  The expenses of the arbitration, including the arbitrator’s fees, expert witness fees, and attorneys’ fees, may be awarded to the prevailing Party, in the discretion of the arbitrator, or may be apportioned among the Parties in any manner deemed appropriate by the arbitrator.  Unless and until the arbitrator decides that one Party is to pay for all (or a share) of such expenses, or unless otherwise set forth in this Agreement, both Parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

(vi)                              Confidentiality.  Except as set forth below, the Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrator.  Notwithstanding the foregoing, the Parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected.  Additionally, if COLLABORATOR has stock, which is publicly traded, COLLABORATOR may make such disclosures as are required by applicable securities laws.  Further, if a Party is expressly asked by a third party about the dispute or the arbitration, the Party may disclose and acknowledge in general and limited terms that there is a dispute with the other Party which is being (or has been) arbitrated.  Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

9.6                                 Publicity.  Except as otherwise required by law, each Party agrees not to use or cite in any manner the name of the other, its employees anything related to the Research Project, INSTITUTE Principal Investigator or the COLLABORATOR Representative in any commercial or non-commercial advertising, article, press release or in any other forms of writing or publication medium without the prior written permission of the Party or individual whose name or other information is to be used.

9.7                                 Governing Law; Venue; Jurisdiction.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States and the State of California without regard to its conflict of laws provisions.  The Parties irrevocably consent to the exclusive personal jurisdiction (except as to actions for the enforcement of a judgment, in which case the jurisdiction will be non-exclusive) of the federal and state courts located in San Diego County, California, and venue in San Diego County, California.

9.8                                 Headings.  The headings for each Paragraph in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Paragraph.

9.9                                 Severability.  Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

9.10                           No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

9.11                           Notices.  Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail via either U.S. Postal Service or reliable alternative carrier, postage prepaid, or by facsimile, to the respective addresses set forth below unless subsequently changed by written notice to the other Party given in accordance with this Paragraph.  Notice shall be deemed delivered upon the earlier of (a) when received, or (b) the date notice is sent via facsimile.  Notice shall be conclusively presumed to have been received when (x) a receipt therefor has been signed by any person at the address provided for such notice, or (y) facsimile printout reflects receipt at the address provided for such notice.

COLLABORATOR:	Jon Atzen, General Counsel
Advanced Cell Technology, Inc.
11100 Santa Monica Boulevard
Suite 850
Los Angeles, CA 90025

with a copy to:	Director of Intellectual Property
Advanced Cell, Inc.
381 Plantation Street
Worcester, MA 01605

INSTITUTE:	Director, Intellectual Property
Re: ACT Research Collaboration
The Burnham Institute
10901 North Torrey Pines Road
La Jolla, CA 92037

9.12                           Force Majeure.  Neither Party shall be liable for delay in any performance or for the failure to render any performance of its obligations under this Agreement (except for a Party’s payment obligations under this Agreement) when such delay or failure is by reason of any non-commercial cause or causes beyond its reasonable control, including without limitation, acts of God, earthquake, flood, fire, epidemic, labor controversy, civil disturbance, war or armed conflict.  The non-performing Party shall give notice to the other Party promptly after it learns of the occurrence of said event and of the adverse results thereof.  Such notice shall set forth the nature and extent of the event.  The delay or failure shall not be excused unless such notice is so given.  Anything in this Paragraph to the contrary notwithstanding, if the non-performing Party remains in default of a material provision of this Agreement for a period of six (6) consecutive months by reason of any of the causes herein described, the other Party may terminate this Agreement.

9.13                           Counterparts; Entire Agreement; Modification.  This Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement between the Parties.  This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter set forth in this Agreement.  There shall be no amendments or modifications to this Agreement, except by a written document, which is signed by both Parties.  In the event of any inconsistency between any of the terms and conditions of this Agreement and the Facility User Agreement, the terms and conditions of this Agreement shall control.

9.14                           Termination.

Except as otherwise provided herein, termination of this Agreement shall not be construed to release either party from any obligation hereunder which has matured prior to the date of said termination.  Notwithstanding anything herein to the contrary,

(a)                                  This Agreement may be terminated by either Party at any time upon the giving of thirty (30) days prior written notice to the other Party.  Written notice will be directed to the appropriate individual named in Paragraph 9.11 (“Notices”) of this Agreement.

(b)                                 If the Research Project and this Agreement are terminated pursuant to Paragraph 9.14(a), Materials received pursuant to this Agreement by a Party shall, at the request of the other Party, be returned or properly destroyed, such destruction shall be confirmed in writing. Any jointly developed materials may be retained by both Parties, provided, however, that neither Party shall have any right to distribute or transfer to any third party any jointly developed materials that incorporate the other Party’s Materials without the other Party’s prior written consent.  Each Party agrees to promptly inform the other Party when an unauthorized transfer of jointly developed materials incorporating the other Party’s Materials to a recipient has occurred, including the name and contact information of the recipient, and to exercise commercially reasonable efforts to inform the recipient that the transfer was unauthorized and request immediate return of all such Materials to COLLABORATOR or INSTITUTE, including any copies, derivatives, or progeny thereof.

(c)                                  Upon termination under this Paragraph 9.14, all expenses due to the INSTITUTE pursuant to Section 3 (“Research Funding, Lease”) incurred prior to the notice of termination but which have not yet been reimbursed by COLLABORATOR, and any commitments existing at the time the notice of termination is received shall be paid to the INSTITUTE by COLLABORATOR by the effective date of such termination.

9.15                           Survival.  The provisions of Paragraphs 2 (Material Transfer), 5 (Confidentiality), 6 (Publication), 7 (Research Project Results, Intellectual Property), 8 (Indemnification and Warranty Disclaimer)  and 9 (Miscellaneous Provisions) shall survive termination of this Agreement for any reason.

Agreed by Authorized Officials:

THE BURNHAM INSTITUTE		ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ Adrienne Day, Ph.D.	By:	/s/ William Caldwell, IV
Adrienne Day, Ph.D.		Name: William Caldwell, IV
Vice President, Business Development		Title: CEO

Date:	May 23, 2005	Date:	May 23, 2005

ADVANCED CELL, INC.

By:	/s/ William Caldwell, IV
Name:	William Caldwell, IV
Title:	CEO

Date:	May 23, 2005